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EXHIBIT 21 SUBSIDIARIES AND AFFILIATES OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                              AT JANUARY 1, 1997
         (All Affiliates are Corporations, unless otherwise indicated)
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                                                                                          % of Voting
                                                                  State or Other           Securities
                                                                 Sovereign Power            owned by
                                                                Under the Laws of          Immediate
      Name                                                       Which Organized            Parent
----------------------------------                              ------------------        -----------
Global Industrial Technologies Services Company                        Delaware                 100%
Corrosion IP Corp.                                                     Nevada                   100%
 Corrosion Technology International, Inc.                              Delaware                 100%
 Corrosion Technology International Services Company                   Delaware                 100%
GPX Corp.                                                              Nevada                   100%
 INTOOL, Incorporated                                                  Delaware                 100%
   Airetool and Yost Superior Realty, Inc.                             Ohio                      50% (a)
   The Rotor Tool Company                                              Delaware                 100%
     Rotor Tool International, Inc.                                    U. S. Virgin Islands     100%
 Global Processing Systems, Inc.                                       Delaware                 100%
   Ameri-Forge Corporation                                             Delaware                 100%
     UCR, Inc.                                                         Texas                    100%
   The Marion Power Shovel Company                                     Delaware                 100%
 Global-GIX Canada Inc.                                                Canada                   100%
 Indresco de Mexico, S..A. de C.V.                                     Mexico                   100%
   Intool de Mexico, S.A. de C.V.                                      Mexico                   100%
   Refractarios Mexicanos, S..A. de C.V.                               Mexico                   100%
   Corrosion Technologies de Mexico, S.A de C.V.                       Mexico                   100%
Harbison-Walker Refractories Company                                   Delaware                 100%
 Indresco International, Ltd.                                          Delaware                 100%
    Harbison-Walker Refractories Europe, Ltd.                          Delaware                 100%
 Indresco International Holdings, Inc.                                 Minnesota                100%
 Indresco Jeffrey Industria e Comercio Ltda.                           Brazil                   100%
 SDC Corporation                                                       Japan                     50% (a)
Indresco International Refractories, Inc.                              Delaware                 100%
 Construcciones Refractarias RECSA, S.A.                               Chile                     99% (e)
 Refmex, S.R.L. de C.V.                                                Mexico                    95% (b)
 Refractarios Green S.R.L. de C.V.                                     Mexico                  94.4% (c)
GIX International Limited                                              U.K.                     100%
 C.T.I. Europe                                                         Belgium                  100%
 Corrosion Technology Peru S.A.                                        Peru                     100%
 Corrosion Technology Chile S.A.                                       Chile                    100%
 CTI Pacific Pty Ltd                                                   Australia                100%
 CTI Pacific Chusik Hoesa                                              Korea                    100%
 INTOOL International B.V.                                             Netherlands              100%
   Komdresco (Partnership)                                             South Africa              50% (1)(a)
   Tswana Equipment Pty. Ltd.                                          Botswana                  50% (a)
 Marion Power Shovel Pty Ltd.                                          Australia                100%
 Indresco U.K. Limited                                                 U.K.                     100%
 Refractarios Chilenos  S. A.                                          Chile                     99% (d)
 INTOOL International GmbH                                             Germany                  100%
 Marion South America S.A.                                             Chile                    100%
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(a)  Accounts of these companies are not included in Consolidated Financial
     Statements.
(b)  The remaining 5% is owned by Indresco de Mexico, S.A. de C.V.
(c)  An additional 5% is owned by Indresco de Mexico, S.A. de C.V.
(d)  Remaining 1% owned by Indresco International Refractories, Inc.
(e)  Remaining 1% owned by Harbison-Walker Refractories Company.
(1)  Share holding interest actually held by South African branch of Indresco
     Netherlands B.V.